UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 29, 2014

Argos Therapeutics, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-35443	56-2110007
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4233 Technology Drive Durham, North Carolina 27704
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (919) 287-6300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

           On October, 29, 2014, Argos Therapeutics, Inc. (the "Company") entered into a Development Agreement (the “Agreement”) with Invetech Pty Ltd (“Invetech”). The Agreement supersedes and replaces the Development Agreement entered into by the parties as of July 20, 2005.  Under the Agreement, Invetech will continue to develop and provide prototypes of the automated production system to be used for the manufacture of Argos’ Arcelis®-based products (the “Production Systems”). Development services will be performed on a proposal by proposal basis. Invetech will defer 30% of its fees, but such deferral will not exceed $5,000,000.  Deferred fees (plus interest) would become payable either, at Argos’ option, in lump sum within 90 days of the “Sunset Date Trigger Event” or pursuant to an installment plan (either in 4 installments payable within the first year or 8 installments payable within the first two years after the “Sunset Date Trigger Event”). “Sunset Date Trigger Event” is June 30, 2016 if Argos’ current Phase 3 ADAPT clinical trial (the “Trial”) is closed early indicating positive efficacy; otherwise, December 31, 2016.  Invetech is entitled to a 10% bonus payment if the Trial is closed early indicating positive efficacy and Invetech has timely completed all activities up to the time of such early closure. The Agreement requires the parties to discuss in good faith Invetech’s supply of Production Systems for use in manufacturing commercial product. Argos has an obligation to purchase $25,000,000 worth of Production Systems, components, subsystems and spare parts for commercial use.  Once that obligation has been satisfied, Argos has the right to have a third party supply Production Systems for use in manufacturing commercial product provided that Invetech has a right of first refusal with respect to any offer by a third party and Argos may not accept an offer from a third party unless that offer is at a price that is less than that offered by Invetech and otherwise under substantially the same or better terms.   Argos will own all intellectual property arising from the development services (with the exception of existing Invetech intellectual property incorporated therein- under which Argos will have a license).  The Agreement will continue until the completion of the development of the Production Systems.  The Agreement can be terminated early by either party because of a technical failure or by Argos without cause.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARGOS THERAPEUTICS, INC.

By:	/s/ Jeffrey D. Abbey
Name:	Jeffrey D. Abbey
Title:	President and Chief Executive Officer

DATED: November 4, 2014